Exhibit 99.2
Unaudited Financial and Other Statistical Information for the Three and Six Month Periods Ended August 31, 2013 and Guidance for Fiscal Year 2014

AZZ incorporated
Consolidated Statements of Income
(unaudited)

	Three Months Ended August 31, 2013	Six Months Ended August 31, 2013

Net Sales	$189,782,229	$372,956,848

Cost of Sales	133,877,304	266,336,860

Selling, General and Administrative	26,178,490	52,865,428
Interest Expense	4,651,412	9,129,099
Net (Gain) Loss on Sale of Property, Plant and Equipment and Insurance Proceeds	(859,576)	(882,917)
Other (Income) Expense, Net	117,439	(3,710,598)
	163,965,069	323,737,872

Income Before Income Taxes	25,817,160	49,218,976
Income Tax Expense	9,454,391	18,309,424

Net Income	$16,362,769	$30,909,552

Income Per Share:
Basic	$0.64	$1.21
Diluted	$0.64	$1.20

Exhibit 99.2

AZZ incorporated
Consolidated Balance Sheet
(unaudited)

Assets:	Period Ended August 31, 2013

Current assets:
Cash and cash equivalents	$41,983,858
Accounts receivable - Net of allowance for doubtful accounts	131,855,452
Inventories	101,596,360
Costs and estimated earnings in excess of billings on uncompleted contracts	24,090,827
Deferred income taxes	9,341,091
Prepaid expenses and other receivables	9,815,546
Total current assets	318,683,134

Net property, plant, and equipment	193,265,390

Goodwill, less accumulated amortization	281,874,766

Intangibles and Other Assets	189,992,725

$983,816,015

Liabilities and Shareholders' Equity:

Current liabilities:
Accounts payable	$42,890,094
Accrued liabilities	96,113,799
Total current liabilities	139,003,893

Long-term accrued liabilities due after one year	8,988,155
Long-term debt due after one year	434,455,357

Deferred income taxes	43,042,992

Shareholders' equity	358,325,618

$983,816,015

Exhibit 99.2

AZZ incorporated
Condensed Consolidated Statement of Cash Flows
(unaudited)

Period Ended August 31, 2013

Net cash provide by operating activities	$55,183,477

Net cash used in investing activities	(298,661,130)

Net cash provided by (used in) financing activities	(299,950,209)

Net (decrease) increase in cash and cash equivalents	(13,613,893)

Effect of exchange rate changes on cash	(86,449)

Cash and cash equivalents at beginning of period	55,597,751

Cash and cash equivalents at end of period	$41,983,858

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands)

Information regarding operations and assets by segment is as follows:

	Three Months Ended August 31, 2013	Six Months Ended August 31, 2013
Net sales:
Electrical and Industrial Products	$104,134	$200,600
Galvanizing Services	85,648	172,357
	189,782	372,957

Segment operating income (a):
Electrical and Industrial Products	10,733	23,781
Galvanizing Services	26,245	51,943
	36,978	75,724

General corporate expenses (b)	7,187	17,658
Interest expense	4,651	9,129
Other (income) expense, net (c)	(677)	(282)
	11,161	26,505

Income Before Taxes	$25,817	$49,219

Total assets:
Electrical and Industrial Products	$559,501	$559,501
Galvanizing Services	379,828	379,828
Corporate	44,487	44,487
	$983,816	$983,816

(a) Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.

(b) General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.

(c) Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.2
AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Actual Year to Date August 31, 2013	Projected Year Ended Feb. 28, 2014	Projected QTR Ended Nov. 30, 2013
Net Sales:
Electrical and Industrial Products and Services	$200,600	$430,000 to $450,000
Galvanizing Services	$172,357	$350,000 to $360,000
Total Sales	$372,957	$780,000 to $810,000	$210,000 to $230,000

Diluted earnings per share	$1.20	$2.45 to $2.65	$.65 to $.75

Net Sales by Market Segment:
Power Generation		39%
Transmission and Distribution		16%
Industrial		45%

Electrical and Industrial Products and Services
Revenues by Industry:
Power Generation		51%
Transmission and Distribution		16%
Industrial		33%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		34%
OEM's		12%
Industrial		36%
Bridge and Highway		5%
Petro Chemical		13%

Operating Margins:
Electrical and Industrial Products and Services	11.9%	11% to 13%
Galvanizing Services	30.1%	27% to 29%

Cash Provided By (Used In)Operations	$55,183	$90,000 to $100,000
Capital Expenditures	$23,847	$50,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$21,713	$40,000 to $45,000
Total Bank Debt	$452,491	$430,000

Cash Dividend	$7,134	$14,500

Percent of Business By Segment:
Electrical and Industrial Products and Services	54%	56%
Galvanizing Services	46%	44%

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Millions)

	Period Ended
Backlog	2/28/2013	$221,714
Bookings		181,092
Shipments		183,175
Backlog	5/31/2013	$219,631
Book to Ship Ratio		0.99
Bookings		181,547
Shipments		189,782
Backlog	8/31/2013	$211,396
Book to Ship Ratio		0.96